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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1
(File No.      ) of our report dated March 31, 1999, except as to the
information described in Notes 7, 10 and 11 for which the date is October 25, 1999, relating to the financial statements of Alamosa PCS LLC (a development stage enterprise), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Financial and Operating Data" and "Selected Financial Data" in such Registration Statement.

                                            PricewaterhouseCoopers LLP

Dallas, Texas
October 29, 1999